SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.

____________________________________________________________


FORM 8-K

CURRENT REPORT


Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) January 14, 1997



DIAGNOSTIC IMAGING SERVICES, INC.
[Exact Name of Registrant as specified in its Charter]




Delaware     33-37418     33-0443404
[state or other     [Commission File No.]     [IRS Employer
jurisdiction of          Identification No.]
incorporation]




1516 Cotner Avenue, Los Angeles, CA  90025-3303
[Address of principal executive offices; ZIP Code]





Registrant's Telephone No., including Area Code:  (310) 479-0399



Former address, if changed since last report
Page 1 of 3 Pages
Exhibit Index on Page 2




January 15, 1997




VIA FACSIMILE AND FIRST CLASS MAIL:



James Mortenson
Moore, Stephens, P.C.
340 North Avenue
Cranford, New Jersey 07016-2496

     Re:Form 8-K - Diagnostic Imaging Services, Inc.

Dear Mr. Mortenson:

     Attached please find the Registrant's disclosure with regard to Item 4, Changes in Registrant's Certifying Accountants, of its Form 8-K, regarding your engagement. Please review the disclosure. If you wish to furnish the Registrant with a letter containing any new information, clarification of the Registrant's express of its views, or the respects in which you do not agree with the statements made by the Registrant, please promptly provide such a letter and it shall be filed as an exhibit to the Form 8-K.

     If there are any questions, please do not hesitate to contact me.

                              Very truly yours,



                              Howard G. Berger, M.D.
                              Chairman of the Board



HGB:JLL/sa
enclosure
M:\EXECADMIN\JLL\LTRS\MORT0114 Item 4.          Changes in Registrant's
Certifying Accountants.

          (a)     See Registrant's Form 8-K for the event reported November 4,
1996.

          (b) As of January 14, 1996, Moore Stephens, P.C. has been engaged to audit Registrant. Prior to engaging Moore Stephens, P.C., neither Registrant nor someone on its behalf consulted Moore Stephens, P.C., regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

Item 7.     Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)     Exhibits.  The following exhibit is furnished with this Current
Report:

     Exhibit No.     Document
          16     Letter re Change in Certifying
               Accountant

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DIAGNOSTIC IMAGING SERVICES, INC.


Dated:  January 15, 1997     By:     _____________________________________
          Norman Hames, President and
          Chief Financial Officer









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